EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(b)/15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Eugene Science, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Seung Kwon Noh, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. 1350, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 19, 2007	By:	/s/ Seung Kwon Noh
Seung Kwon Noh
President & Chief Executive Officer (Principal Executive Officer)

This certification accompanies this Report pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 .